SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5th, 2014

CYTTA CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 333-139699	98-0505761 (I.R.S. Employer Identification Number)

6490 West Desert Inn Road, Suite 101

Las Vegas Nevada 89146

(Address of Principal Executive Offices and Zip Code)

(702) 307-1680

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Cytta Corp entered into a Letter of Intent on November 9th, 2014 with Mr. John Dinovo owner of Ditron Inc. to negotiate the acquisition of all interest in the Corporation, its proprietary software and all certifications including ISO 9001 and ISO 13485 therewith. Cytta and Mr. Dinovo have defined this new project as ‘Ditron II’.  Ditron Inc. had long been a premier Electronic Manufacturing Service Provider (EMSP), prior to the sale of its Phoenix based facility in 2011. Ditron Inc. provided manufacturing services to OEM customers for over 30 years with an unwavering commitment to customer service (see www.ditron.com).

Pursuant to the Letter of Intent, Ditron II will provide complete manufacturing services and solutions to support the entire life cycle of products in the aerospace, defense, industrial, networking, transportation, and medical equipment market sectors requiring PCB assembly services.  Cytta Corp. will use this acquisition to support its CyttaConnect medical product line and expand the Cytta Data Mobile Platform into additional industry segments.

Ditron II will also provide OEM design and engineering services; PCB assembly and testing, including quick-turn prototype; cable and harness assemblies; electronic interconnect assemblies, subassemblies and full systems integration (known as full box build); after-market repair and warranty services; and full materials management.

 Mr. Dinovo is an Officer and Director, of the Registrant and accordingly, is a non-arm’s length party and has recused himself from Cytta discussions and negotiations regarding the terms and conditions of the Letter of Intent and formal Agreement being negotiated between the parties.

This transaction was announced by News Release dated November 10, 2014 attached as Exhibit 99.1.  The Letter of Intent between the Parties is attached as Exhibit 10.1.  A Letter of Intent is not a binding Agreement and the terms and conditions of such a binding agreement are currently being negotiated between the Parties.

Item 1.02 Termination of a Material Definitive Agreement

Further to our previous disclosure, wherein we advised that based upon Sarbanes Oxley Section 307 correspondence received from EraStar Inc.’s attorney Mr. Tad Mailander advising that his clients had possibly engaged in “material violation of securities law or breach of fiduciary duty or similar violation” and “a material violation of an applicable federal or state securities law, a breach of fiduciary duty or similar violation of any federal or state law may have occurred, is occurring, or is about to occur” in the merger process, have now been investigated by the Cytta Officers and Directors.

Accordingly, based upon this information and other documentary evidence which has been provided to Cytta, the Cytta Board, consisting of Gary Campbell, Erik Stephansen, and John Dinovo convened a Board Meeting on November 5th, 2014 and unanimously determined that EraStar Inc. and its Principals (Jens Dalsgaard, Steffan Dalsgaard, Vanessa Luna, or Jamison Moore), (herein collectively referred to as the “Defendants”) had materially breached the Merger Agreement.

At the meeting, the Board unanimously resolved that based upon certain material breaches of the Defendants,  “the Merger Agreement between Cytta Corp. and EraStar Inc. and its Principals (Jens Dalsgaard, Steffan Dalsgaard, Vanessa Luna, or Jamison Moore) was thereupon immediately Rescinded, that all share consideration issued by Cytta in furtherance of the transaction was immediately cancelled and that the shares of EraStar Inc. (Cytta’s wholly owned subsidiary at that time) would be signed off in blank and returned to the Defendants.”  The Board further authorized Mr. Gary Campbell CEO, and Mr. Erik Stephansen President, to take any and all further steps necessary to implement the resolutions and resolve of the Board.

On November 6th, 2014 the Registrant issued the Rescission News Release attached as Exhibit 99.2, provided Notice of the Rescission to the Defendants and delivery of all issued and outstanding shares in EraStar, Inc. signed off in blank to the Defendants, through their counsel Mr. Bryan Clark of Las Vegas, Nevada.

In reaching the above decision the Board determined that the actions of and documentation disclosed with regard to the Defendants, constituted material breaches of the Merger Agreement. The Board determined that the Defendants breaches may have included the following provisions of the Merger Agreement, inter alia: Section 2.03 Legal Opinions, Section 3.01 Corporate Powers, Section 3.02 Authorization, Section Capital Stock 3.03(b)and (c), Section No Breach Section 3.05, Section Financial Statements 3.06 (a), (b), (c), (d), and (e), Section Absence of Certain Developments 3.07 (c), (d), (e), (f), (g), (i), (l), (m), (p), and (q), Section Assets and Properties 3.08 (a) and (b), Section Contracts and Commitments 3.10 (a), (b) (c) and (d), Section Litigation 3.12, Section Compliance with Laws 3.13 (a), Section Employment Matters 3.14 (a), (b) and (d), Section Certain Payments 3.16, Section Brokerage 3.18, and Section Disclosure 3.19. (Not necessarily an exhaustive list).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in “Item 1.01 Entry into a Material Definitive Agreement” and “Item 1.02 Termination of a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01 Other Events

Cytta Action Re Sarbanes Oxley Section 307 Letter of Mr. Tad Mailander

As previously disclosed on Form 8-K On October 24th, 2014, Cytta received correspondence  from Mr. Tad Mailander of Mailander Law Office, Inc. Mr. Mailander was acting as Attorney for EraStar Inc. and its principals Jens Dalsgaard, Steffan Dalsgaard, Vanessa Luna and Jamison Moore in the ongoing Merger transaction.

Mr. Mailander stated in his correspondence to Cytta, that he has an obligation to report that “pursuant to Section 307 of the Sarbanes—Oxley Act and SEC Rule 205 to report to company officials any evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the issuer or any agent thereof. I believe, based on our telephonic communications, that issues exist that would lead a reasonable attorney to believe a material violation of an applicable federal or state securities law, a breach of fiduciary duty or similar violation of any federal or state law may have occurred, is occurring, or is about to occur.” He further stated, that his clients [EraStar Inc. and its principals] have caused, “The inability of Cytta to properly complete its audit of EraStar due to a number of factors including, but not limited to: obstructionism from EraStar (and now Cytta) affiliates and control persons, and possible misrepresentations concerning EraStar's accounting and financials from these persons.”   He further stated, “It is incumbent upon me to advise that it is in the best interests of Cytta to fully investigate and, if necessary, take whatever legal action is necessary to safeguard Cytta and its shareholders based upon the foregoing. To the extent that other claims for damages, rescission, declaratory relief, injunctive relief and other relief are necessary, they should be pursued and the Commission should be notified as soon as possible on Form 8-K.”

These serious allegations were carefully investigated by the Cytta Officers, Directors, and consultants, in a manner consistent with their respective fiduciary duties.  On November 5th, 2014 Cytta delivered its detailed response to Mr. Mailander outlining the specific actions of the Defendants which the Cytta examination discovered and which could be considered within the categories he outlined.   Cytta also disclosed to Mr. Mailander the various affirmative disclosure actions the information had obligated Cytta to make.  Mr. Mailander advised that he was satisfied that the Cytta investigation, disclosure, and actions taken, and that Cytta had satisfied the obligations of Cytta pursuant to his Section 307 letter.

Cytta Reports Hacking of Nevada Secretary of State Officer and Director Information and Attempts to Utilize that False Data to Change the Registrant’s SEC Edgar “PassPhrase”

The Registrant discovered that it was the victim of an online hacking incident on October 30th, 2014 in that, unauthorized person or persons accessed the Nevada Secretary of State Corporate filing system known as “Silverflume” and surreptitiously altered the Officer and Director information contained therein.  See News Release Of Cytta Corp issued on November 3rd, 2014 included as Exhibit 99.1.

The unauthorized person or persons altered the information on Cytta’s corporate report to show ‘Jens Dalsgaard as President, Vanessa Luna as Secretary and Treasurer, Steffan Dalsgaard as Director, Jamison Moore as Director and Erik Stephansen as Director’.  Cytta management reports that Mr. Stephansen is a Director, but that all the other names were falsely added without Cytta management or Board approvals.  This unauthorized online hacking incident replaced Cytta’s normal Nevada State Officer and Director Information.

In a related event on October 31, 2014 Cytta’s Transfer Agent notified Cytta of a Federal filing to change the “PassPhrase” for Cytta on the SEC EDGAR filing protocols.  Cytta had not requested or ordered such a change. It became apparent this change was effected based upon the false data the perpetrators had inserted in the Cytta Corporate information in the Nevada Silverflume system.  Cytta has now been advised by the SEC that the change was implemented based upon a notarized document provided to the SEC on October 30th, 2014 attesting to the fact that Mr. Jens Dalsgaard was the “President” of Cytta Corp and authorized to make the change.

We have advised all parties and regulatory bodies involved that this document is false and was based upon the unauthorized tampering with the Secretary of State Cytta Director and Officer data. In spite of our disclosure, we also have been advised by Mr. Brian Clark, the attorney for EraStar that he is relying upon the false data and holding the Erastar principals out as the “true” Officers and Directors of Cytta and himself as the Attorney for Cytta. (See below “Email Correspondence from Tad Mailander Re Brian Clark”).  Other than Mr. Clark’s correspondence, we have no additional information regarding Mr. Clark and the hacking of our Secretary of State data and the false SEC filing disclosing Mr. Jens Dalsgaard as “President” of Cytta Corp.  Cytta has made ongoing disclosure of these actions to the appropriate regulatory bodies.

Email Correspondence from Tad Mailander dated November 9th, 2104 Re Mr. Brian Clark

Mr. Mailander stated in his correspondence “I received the attached letter from Mr. Bryan Clark, Esq. Can you please confirm to me whether or not this lawyer represents Cytta? Your prompt response is appreciated.”  Mr. Mailander also advised that, he had received an earlier phone message from Mr. Clark wherein he identified himself as the attorney for EraStar, Inc. and Ms. Vanessa Luna.

Upon reviewing the correspondence from Mr. Clark dated November 3rd, 2104 stating, “I write to advise you that we have been retained by Cytta Corp. and to request that you transfer the file to this firm as soon as possible. The file should include all electronically stored materials, including but not limited to correspondence, word processing and spreadsheet files, and all drafts thereof, complete with any metadata.” Cytta advised by Mr. Mailander by letter dated November 9th, 2014 that,

“Mr. Bryan Clark has never represented Cytta Corp. in any capacity.  The statements in his letter to you of November 3rd, 2014 are false.  You are specifically instructed by Cytta not to provide him with the documents and any other materials or matters requested.

Mr. Clark is known to me [Gary Campbell] as the partner of Ms. .Kyleen Cane in the firm of Cane Clark, until her arrest by the FBI on July 17th, 2014.  When Ms. Cane was arrested and charged for her involvement and her firms trust accounts use in a “$50 million dollar stock scam” involving mergers and Public Company disclosure, the EraStar principals suggested Mr. Clark continue as their lawyer.  Cytta rejected that suggestion and you (Tad Mailander) were retained by EraStar, Inc.   Please see news report regarding Kyleen Cane’s arrest and charges attached. We note Mr. Clark has now changed the name of his firm from "Cane Clark," to simply "Clark" given Ms. Cane’s incarceration.

Ms. Cane and Mr. Clark were providing legal services to EraStar, Inc. and were jointly the original lawyers chosen by the EraStar principals (Jens, Vanessa, Steffan and Jamison) to represent EraStar and act for them in the merger process. In fact, they prepared a draft merger Agreement which EraStar provided to me and, based upon the representations of the EraStar principals were providing ongoing legal advice to EraStar regarding their corporate actions and filings.

We are very disturbed by Mr. Clark's letter.  His attempt to pass himself off as Cytta's lawyer and collect the materials evidencing EraStar's activities in your and Cytta's possession is certainly misrepresentation and given his objective perhaps illegal.

Erik Stephansen and I also received a letter from Mr. Clark describing himself as the Cytta attorney, describing the EraStar principals as the Directors of Cytta, and purporting to call a Director’s Meeting on November 13th, 2014.  He was once again seeking to obtain the very damaging EraStar materials in Cytta’s possession.”

Cytta also advises that pursuant to NRS 78.330 “each director holds office after the expiration of his or her term until a successor is elected and qualified, or until the director resigns or is removed.” The Bylaws of Cytta further provide inter alia that Directors may resign only by “giving written notice to the Board” of his resignation.  Cytta Corp., its Directors and Officers, Gary Campbell, Erik Stephansen, and John Dinovo have never signed or executed written resignations as Directors of Cytta, nor have we taken any steps to change the Officers.  Mr. Mailander confirms he has never received any documentation from Cytta Corp evidencing any changes to the Board or its Officers.

Cytta Corp. and its legal counsel is currently determining what the appropriate legal and/or regulatory disclosure and otherwise action to take, regarding Mr. Clark and possibly Ms. Cane’s actions and involvement in this matter specifically and all other actions of the Defendants.

Item 9.01

Financial Statements and Exhibits

Exhibit Index:

Exhibit Number

Description

Ex-10.1

Letter of Intent between Cytta Corp. and Ditron Inc. dated November 9th, 2014

Ex-99.1

Cytta News Release Dated Nov 10th, 2014 Re Hacking of Secretary of State and Cytta SEC Edgar Information

Ex-99.2

Cytta News Release Dated November 6th, 2014 Re Rescission of Merger Agreement with EraStar Inc. and its Principals

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTTA Corp. (Registrant)

Date November 13th, 2014

By: /s/ Gary Campbell

    Gary Campbell CEO, Director